Exhibit 21.1

SUBSIDIARIES OF

SKY FINANCIAL GROUP, INC.

December 31, 2003

Entity Name, Location & Ownership	Jurisdiction of Incorporation or Organization

A. Issuer and Parent Company

Sky Financial Group, Inc.	Ohio
BowlingGreen, Ohio

B. Bank and Bank-Owned Subsidiaries of Issuer

1. Sky Bank	Ohio
Salineville, Ohio
Sky Financial Group, Inc. owns 100%

a. First Western Insurance Services, Inc. (inactive)	Pennsylvania
New Castle, Pennsylvania
Sky Bank owns 100%

b. Insurance Holding Company	Michigan
Bowling Green, Ohio
Sky Bank owns 100%

1) Meyer & Eckenrode Insurance Group, Inc.	Pennsylvania
Carnegie, Pennsylvania
Insurance Holding Company owns 100%

i. M&E Investment Group, Inc.	Pennsylvania
Carnegie, Pennsylvania
Meyer & Eckenrode Insurance Group, Inc. owns 100%

2) Sky Title Insurance Agency, LLC (inactive)	Michigan
Bowling Green, Ohio
Insurance Holding Company owns 100%

c. Metropolitan Savings Service Corporation	Ohio
Bowling Green, Ohio
Sky Bank owns 100%

d. Sky Access, Inc.	Ohio
Lisbon, Ohio
Sky Bank owns 100%

e. Sky Capital LLC	Delaware
Wilmington, Delaware
Sky Bank owns 100%

f. TRB Financial Services, Inc. (inactive)	Pennsylvania
Monroeville, Pennsylvania
Sky Bank owns 100%

g. TRB Realty Corporation, Inc. (inactive)	Pennsylvania
Monroeville, Pennsylvania
Sky Bank owns 100%

h. Venice Inn, LLC	Maryland
Hagerstown, Maryland
Sky Bank owns 100%

2. Sky Trust, National Association	United States
Pepper Pike, Ohio
Sky Financial Group, Inc. owns 100%

C. Financial Service Subsidiaries of Issuer

1. Access Partners, LLC	Indiana
Evansville, Indiana
Sky Financial Group, Inc. owns 51%

2. First Western Capital Trust I	Delaware
Wilmington, Delaware
Sky Financial Group, Inc. owns 100%

3. Freedom Financial Life Insurance Company	Arizona
Phoenix, Arizona
Sky Financial Group, Inc. owns 77%

4. Metropolitan I Corporation (inactive)	Ohio
Bowling Green, Ohio
Sky Financial Group, Inc. owns 100%

5. Metropolitan Capital Trust II	Delaware
Wilmington, Delaware
Sky Financial Group, Inc. owns 100%

6. Mid Am Capital Trust I	Delaware
Wilmington, Delaware
Sky Financial Group, Inc. owns 100%

7. Mid Am Financial Services, Inc. (inactive)	Indiana
Bowling Green, Ohio
Sky Financial Group, Inc. owns 100%

8. Sky Asset Management Services, Inc. (inactive)	Ohio
Bowling Green, Ohio
Sky Financial Group, Inc. owns 100%

9. Sky Capital Management, Inc.	Delaware
Wilmington, Delaware
Sky Financial Group, Inc. owns 100%

10. Sky Financial Capital Trust I	Delaware
Wilmington, Delaware
Sky Financial Group, Inc. owns 100%

11. Sky Financial Capital Trust II	Delaware
Wilmington, Delaware
Sky Financial Group, Inc. owns 100%

12. Sky Financial Solutions, Inc.	Ohio
Columbus, Ohio
Sky Financial Group, Inc. owns 100%

a. Sky Financial Securitization Corp. I	Delaware
Wilmington, Delaware
Sky Financial Solutions, Inc. owns 100%

b. Sky Financial Securitization Corp. II	Delaware
Wilmington, Delaware
Sky Financial Solutions, Inc. owns 100%

c. Sky Financial Securitization Corp. III	Delaware
Wilmington, Delaware
Sky Financial Solutions, Inc. owns 100%

d. Sky Financial Securitization Corp. IV	Delaware
Wilmington, Delaware
Sky Financial Solutions, Inc. owns 100%

e. Sky Financial Securitization Corp. V	Delaware
Wilmington, Delaware
Sky Financial Solutions, Inc. owns 100%

f. Sky Financial Securitization Corp. VI	Delaware
Wilmington, Delaware
Sky Financial Solutions, Inc. owns 100%

g. Sky Financial Securitization Corp. VII	Delaware
Wilmington, Delaware
Sky Financial Solutions, Inc. owns 100%

h. Sky Loan Funding Corporation	Delaware
Wilmington, Delaware
Sky Financial Solutions, Inc. owns 100%

i. Sky Loan Funding Corporation II	Delaware
Wilmington, Delaware
Sky Financial Solutions, Inc. owns 100%

13. Sky Holdings, Inc.	Delaware
Wilmington, Delaware
Sky Financial Group, Inc. owns 100%

14. Sky Insurance, Inc.	Ohio
Maumee, Ohio
Sky Financial Group, Inc. owns 100%